STOCK OPTION AGREEMENT


THIS AGREEMENT made this 14th day of December, 1998 by and between Marina Capital, Inc., a Utah corporation (hereinafter the "Company"), and Kevin Molinari, whose address is 2375 Bay Street, San Francisco, California (hereinafter the "Optionee").

                                 WITTNESSTH

WHEREAS, the Company has the power and authority to grant options to advance the welfare of the Company;

WHEREAS, the Company considers the Optionee a valued and trusted advisor in financial and real estate matters and the Company considers it desirable and in its best interest that Optionee be given an inducement to continue to provide advice to the Company, and to be given an added incentive to advance the interests of the Company by possessing an option to purchase 200,000 shares of the Company's $.001 par value Common Stock; and

WHEREAS, the Company and Optionee have negotiated the terms of this Stock Option Agreement over the last ten (10) days.

NO\V, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

1.	Grant of Option. The Company hereby grants to Optionee the rights, privilege. and option to purchase 200,000 shares of the Company's $001 par value Common Stock at the purchase price of $2.50 per share. in the manor and subject to the condition hereinafter set forth.

2.	Time of Exercise of Option. The aforesaid option is exercisable no later than seventy-two (72) months from the date of execution of this Stock Option Agreement.

2.1 The option period may be extended for an additional ninety' (90) days by' mutual agreement between the Company and the Optionee. Failure to exercise the option within the time provided, will cause the option to become null and void and of no further effect and will be cancelled.

2.2 The option may not be exercised in whole or in part for a one (1) year period from the date of execution of this Stock Option Agreement. After the expiation of such one (1) year period, and as long as, the option has not been terminated as provided herein, the option may be exercised in whole or in part from time to time.

2.3 A thirty (30) day written notice to the Company must be given by the Optionee before the date of the exercise of any part of the option, by the Optionee.

3.	Method of Exercise. The option shall be exercised by a thirty (30) day written notice to the Board of Directors, at the Company's principal place of business, accompanied by a certified or cashiers check (United States currency) in payment of the option price for the shares specified and paid for. The Company shall make immediate delivery of such shares, provided that if any law or regulation requires the Company to take any action with respect to the shares.

4.	Termination of Option. Except as herein otherwise set forth, the option to the extent not heretofore exercised shall terminate upon the first to occur of the following dates:

(a) The expiration of the seventy two (72) months and an extension of ninety
(90) days from the date of the execution of this Stock Option Agreement; and

(b) The event of Optionee's death, the Optionee's executors or administrators may exercise, within ninety (90) days following the date of Optionee's death.

5.	Reclassification. Consolidation or Merger. If and to the extent that the number of issued shares of voting Common Stock of the Company shall be increased or reduced by change in par value, split, reclassification, distribution or a dividend payable in stock or the like, the number of shares subject to the option and the option price per share shall be proportionately adjusted. If the Company is reorganized, consolidated, or merged, the Company shall issue Optionee an option in the same proportion at an equivalent price, and subject to the same conditions as set forth herein. For purposes of the preceding sentence, the new option or assumption of the old option shall not give Optionee additional benefits which Optionee did not have under the original option, or deprive Optionee of benefits which Optionee had under the original option.

6.	Rights Prior to Exercise of Option. This option may be transferable by
Optionee, upon the mutual agreement of the parties except in the event of Optionee's death as provided in paragraph 4(b) above, whereby Optionee's executors or administrators may transfer the option upon mutual agreement of the parties. Optionee shall have no rights as a stockholder with respect to the option shares until payment of the option price and delivery to him of such shares as herein provided.

7.	Restrictions on Disposition. Shares distributed under this Stock Option
Agreement are unregistered with the Securities and Exchange Commission and are subject to the restrictions pursuant to Rule 144 of the Securities Act.

S.	Governing Law. The laws of the State of Utah shall govern the interpretation, validity and performance of the terms of the Stock Option Agreement regardless of the law that might be applied under principals of Conflict of Laws.

9. Binding Effect. This Stock Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators , successors and assigns.


In witness whereof the parties hereto have caused this Stock Option Agreement to be executed on the day and year first above written.


Optionee                                 Marina Capital, Inc.


Kevin   Molinari                         Larry R. Walker-President